SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 12, 1996
                     ---------------------------------------
                        (Date of earliest event reported)



                             BankAmerica Corporation
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        1-7377                 94-1681731
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission           (I.R.S. Employer
  of incorporation)              File Number)     Identification Number)


Bank of America Center
555 California Street
San Francisco, California                                    94104
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


                                415-622-3530
           (Registrant's telephone number, including area code)



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

      Item 5.     Other Events.

      On December 12, 1996 BankAmerica Corporation ("BAC") announced that it will take a pre-tax charge of $280 million in the fourth quarter of 1996 as the result of decisions to implement a number of restructurings of its business activities. The charge will result in an after-tax effect on net income of approximately $165 million for the quarter.

      The restructuring charge reflects the latest decisions by BAC with regard to its capital allocation strategy which calls for ongoing review of its businesses and staff units to find ways to operate more efficiently and to use capital more productively.

      The charge will cover severance payments, premises and other costs connected with the functions in the wholesale banking, retail banking and staff support areas affected by the actions. Management expects that almost all of these restructurings will be accomplished in 1997, and that the charge will be recovered in cost savings by the end of 1998.

      Approximately $130 million of the overall pre-tax charge relates to changes in wholesale banking activities. The majority of this total results from restructurings of BAC's business activities in Europe and Japan and of its overall wholesale delivery infrastructure.

      Approximately $100 million of the overall pre-tax charge relates to changes in retail operations. A significant portion of the retail charge will be incurred by closing approximately 120 branches in California during 1997.

      Most of the remaining $50 million of the pre-tax charge relates to staff support units, particularly the Finance, Mail Processing and Human Resources functions.

      The restructuring decisions contemplate an overall reduction of approximately 3,700 positions companywide -- mostly in 1997. The number of individuals actually leaving the company will depend on the effects of natural attrition and availability and location of other positions that fit the skills sets of those whose current positions are eliminated.






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


The statements contained in this report about expected savings and other effects of the restructurings are forward-looking statements which are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include unanticipated changes in either the competitive environment or the costs associated with premises, technology and other equipment. Investors should also consider information on other risks and uncertainties contained in "Competition" and "Supervision and Regulation" on pages 13-17 of BAC's Report on Form 10-K for the year ended December 31, 1995, and in "Risk Management" on pages 27-42 of BAC's 1995 Annual Report to Shareholders, which was filed as an exhibit to such Form 10-K and is incorporated herein by reference.

Every forward-looking statement is based on certain assumptions, whether or not stated, and it is possible that an assumption may turn out to be faulty, or that an assumption was not the most appropriate one to choose at the time.

BAC undertakes no obligation to correct or update any forward-looking statement contained herein if BAC later becomes aware that it is not likely to be achieved. Moreover, if BAC does make any correction or update, investors should not conclude that BAC will make additional corrections or updates thereafter.























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


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BANKAMERICA CORPORATION
                                          (Registrant)



Date:  December 12, 1996
                                   By /s/JOHN J. HIGGINS
                                         -----------------------------
                                         John J. Higgins
                                         Executive Vice President
                                         and Chief Accounting Officer



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